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                                                                   EXHIBIT 10.16


                     KEY EMPLOYEE DEFERRED COMPENSATION PLAN

                                       OF

                               THE WMF GROUP LTD.



1.      PURPOSE OF THE PLAN AND DEFINITIONS

        1.1 PURPOSE. The purpose of this Key Employee Deferred Compensation Plan ("the Plan") of The WMF Group, Ltd. (the "Company") is to promote the success of The WMF Group, Ltd. by providing an additional means through the grant of Awards and the deferral of current taxable income to provide key employees with compensation packages that is comparable with compensation for employment with other similar companies in order to attract, motivate, retain, and reward key employees; to provide incentives for high levels of individual performance and improved financial performance; and to promote a close identity between the interests of key employees and stockholders:

        To accomplish these purposes, this Plan provides a means whereby key officers and employees, and other enumerated key persons may receive Awards and/or defer compensation.

        1.2    DEFINITIONS.   For purposes of this Plan, the following terms
have the following meanings:

        "AFFILIATE" means a parent or subsidiary entity, to be interpreted in accordance with the comparable terms "parent" and "subsidiary" corporation in the applicable provisions (currently Section 424) of the Code at the time this definition is being applied.

        "AWARD" means any award under this Plan, including any grant of Restricted Shares.

        "AWARD AGREEMENT" means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Committee setting forth the terms and conditions of the Award.

        "BOARD" means the Board of Directors of the Company.

        "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

        "COMMISSION" means the Securities and Exchange Commission and any successor agency.

        "COMMITTEE" has the meaning given it in Section 4.1.

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        "COMMON SHARES" or "SHARES" means common share of beneficial interest of the Company, par value $0.01 per share.

        "COMPANY" has the meaning given it in Section 1.1.

        DEFERRED COMPENSATION AGREEMENT" means, with respect to deferred compensation, the written agreement executed by the Company and the Participant or other written document approved by the Committee setting forth the terms and conditions of the deferred compensation.

        "DIRECTOR" means a person duly elected or appointed and serving as a Director of the Company in accordance with the by-laws of the Company.

        "ELIGIBLE PERSON" means every person who, at or as of the Grant Date, is
(a) an Employee of the Company or an Affiliate of the Company, or (b) someone whom the Committee designates as eligible for an Award because the person (i) performs bona fide consulting, origination, correspondent or advisory services for the Company or an Affiliate of the Company (other than services in connection with the offer or sale of securities in a capital-raising transaction) and (ii) has a direct and significant effect on the financial development of the Company or an Affiliate of the Company, shall be eligible to receive Awards hereunder

        "EMPLOYEE" has the meaning ascribed to it for purposes of Section 3401(c) of the Code and the Treasury Regulations adopted under that Section.

        "EMPLOYMENT TERMINATION" means that a Participant has ceased, for any reason and with or without cause, to be an Employee or Director of, or a consultant to, the Company or any Affiliate of the Company. However, the term "Employment Termination" shall not include a Non-Employee Director ceasing to be a Director or a transfer of a Participant from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company unless the Committee has provided otherwise.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

        "GRANT DATE" has the meaning given it in Section 5.1(d).

        "NON-EMPLOYEE DIRECTOR" means a person who qualifies as a "Non-Employee Director" as defined in Rule 16b-3 and an "outside director" as defined in Treasury Regulation 1.162-27(e)(3) and any successor Treasury Regulation.

        "PARTICIPANT" means an eligible person who is granted an Award or has entered into a Deferred Compensation Agreement.


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        "PLAN" means this Deferred Compensation Plan.

        "RESTRICTED SHARES" means an Award granted under Section 6.

        "RULE 16B-3" means Rule 16b-3 adopted under Section 16(b) of the Exchange Act or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.

        "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

        "TEN PERCENT SHAREHOLDER" means any person who, at the time this definition is being applied, owns directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Section 424 of the Code or any successor statute), shares of the Company constituting more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of the Company or of any Affiliate of the Company.


2.      DEFERRED COMPENSATION ACCOUNT

        2.1    ACCOUNT.      The Committee may from time to time determine from
among such Eligible Persons, individuals who may enter into Deferred Compensation Agreements with the Company. The Company shall credit to a book reserve (the Deferred Compensation Account") established for this purpose on the last day of February annually such amounts as may be deferred during the continuation of the Participant's employment or engagement. Any such funds so credited to the Deferred Compensation Account may be kept in cash, or invested and reinvested in Shares, securities, or other assets (including general corporate assets) as may be selected by the Board in its discretion, or set forth in the Deferred Compensation Agreement. In the exercise of the foregoing discretionary investment powers, the Board may engage investment counsel and, if it so deems appropriate, may delegate to such counsel full or limited authority to select the assets in which the funds are to be invested. The Participant shall assume all risk in connection with any decrease in value of the funds which are invested or which continue to be invested (including without limitation the Shares) in accordance with the provisions of this Agreement, or in connection with no increase in value. Title to a beneficial ownership of any assets, whether cash or investments which the Company may earmark to pay the contingent deferred compensation hereunder shall at all times remain with the Company, and the Participant and his or her beneficiary shall not have any property interest whatsoever in any specific asset of the Company.

        2.2 SUBSTITUTION OF RESTRICTED SHARES. The Committee may substitute an Award of Restricted Shares, as described in Section 6, for all or all portion of the Deferred Compensation Account, , if in the opinion of the Committee such substitution would result in more favorable tax consequences to the Participants, or as otherwise provided in the Deferred Compensation


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Agreement of the Participant, or for other reasons which, in the opinion of the
Committee, make such substitution desirable. The Deferred Compensation Agreement may provide, as an exhibit or otherwise, for a separate Award Agreement regarding the terms and conditions of any Restricted Shares.

        2.3 FORFEITURE. With regard to Restricted Shares, the contingent right of a Participant or beneficiary to receive future payments hereunder shall be forfeited, if the Participant is terminated by the Company for cause. With respect to the termination of the Participant's employment by the Company, "cause" means: (i) the engaging by the Participant in any act of dishonesty in connection with the performance of his employment duties and responsibilities,
(ii) the final judgment of any United States federal or state court convicting the Participant of a felony, (iii) the failure of the Participant to perform his duties or responsibilities as specified by the Company or any Affiliate of the Company, and (iv) the breach of any provision of a Deferred Compensation Agreement relating to confidentiality, non-competition and non-solicitation.

        2.4 VESTING. The Company may at any time and from time to time order all or any part of the value of the contingent right of a Participant or beneficiary to receive future payments to be vested and no longer subject to forfeiture, and may order payment of such amounts so vested on dates specified in such orders, if it finds such action appropriate in the circumstances. The Company may provide for a vesting schedule in a Deferred Compensation Agreement.



3.      RESTRICTED SHARES SUBJECT TO THE PLAN

       The total number of Restricted Shares that may be substituted or issued under any Award, all or any part of which may be issued to any Participant, is limited to One Million Dollars ($1,000,000) annually calculated for this purpose on the day of such Award in the manner similar to that used to determine "fair market value" of Shares in the Key Employee Incentive Plan of the Company. Such Shares may consist, in whole or in part, of authorized and unissued Common Shares or Shares reacquired in private transactions or open market purchases, but all Shares issued under the Plan, regardless of their source, shall be counted against said One Million Dollar ($1,000,000) annual limitation. Any Shares that are retained by the Company upon exercise or settlement of an Award in order to pay withholding taxes due with respect to such settlement, shall be treated as issued to the Participant and will thereafter not be available under the Plan. The number of Shares reserved for issuance under this Plan is subject to adjustment in accordance with the provisions for adjustment in this Plan.


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4.      ADMINISTRATION

        4.1 COMMITTEE. This plan shall be administered by a committee (the "Committee") appointed by the Board. The Committee shall be constituted so that, as long as Shares are registered under Section 12 of the Exchange Act, each member of the Committee shall be a Non-Employee Director. The number of persons that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, the Committee shall not consist of fewer than two persons.

        4.2 COMMITTEE'S POWERS. Subject to the express provisions of this Plan and Rule 16b-3 (so long as it is applicable), the Committee shall have the authority, in its sole discretion: (a) to adopt, amend and rescind administrative and interpretive rules and regulation relating to the Plan; (b) to determine the eligible persons to whom, and the time or times at which, Award shall be granted; ( c ) to determine the number of Shares that shall be the subject of each Award; (d) to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to (i) the period or periods and extent of exercisability of any Deferred Compensation Agreement, (ii) the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted, (iii) the effect of Employment Termination on an Award or Deferred Compensation Agreement, and (iv) the effect of approved leaves of absence (consistent with applicable Treasury Regulations); (e) to accelerate the time of termination of substantial restrictions contained in any Deferred Compensation Agreement; (f) to construe the respective Award Agreements, Deferred Compensation Agreements and the Plan; (g) to make determinations of the fair market value of Shares; (h) to waive any provision, condition or limitation set forth in an Award Agreement or a Deferred Compensation Agreement; (i) to delegate its duties under the Plan to such agents as it may appoint from time to time, provided, however, that the Committee may not delegate its duties with respect to making or exercising discretion with respect to Awards to eligible persons if such delegation would cause Awards not to qualify for the exemptions provided by Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3); and (j) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate. Subject to Rule 16b-3 (so long as it is applicable), the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement the Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.4 shall be final and conclusive. In addition, notwithstanding any provision of this Plan to the contrary, the Committee may not in any manner exercise discretion under the Plan with respect to any Awards or Deferred Compensation Agreements made to or with Non-Employee Directors.

        4.3 TERM OF PLAN No awards shall be granted under this Plan after 10 years from the Effective Date of this Plan.


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5.      CERTAIN TERMS AND CONDITIONS OF AWARDS

        Notwithstanding the foregoing, the Committee may provide for different terms and conditions in any Deferred Compensation Agreement and Award Agreement or amendment thereto as provided in Section 4.2.

        5.1 ALL AWARDS. All Awards shall be subject to the following terms and conditions:

               (a) Changes in Capital Structure: If the number of outstanding Shares is increased by means of a share dividend payable in Shares, a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such dividend, subdivision or reclassification, the number and class of Shares subject to this Plan and each outstanding Award shall be increased in proportion to such increase in outstanding Shares and, if applicable, the then-applied exercise price of each outstanding Award shall be correspondingly decreased. If the number of outstanding Shares is decreased by means of a share split or other subdivision or by a reclassification of Shares, then, from and after the record date for such split, subdivision or reclassification, the number and class of Shares subject to this Plan and each outstanding Award shall be decreased in proportion to such decrease in outstanding Shares and, if applicable, the then-applicable exercise price of each outstanding Award shall be correspondingly increased.

               (b) Grant Date: Each Award Agreement, and if relevant Deferred Compensation Agreement, shall specify the date as of which it shall be effective (the "Grant Date").

               (c) Insurance: The Company shall have the right, but not the obligation, to purchase, invest in, or acquire insurance to fund any obligation hereunder, or as otherwise may be determined appropriate by the Committee.

               (d) Other Provisions: Each Award Agreement, or if relevant Deferred Compensation Agreement, may contain such other terms, provisions and conditions not inconsistent with this Plan, as may be determined by the Committee.

               (e) Withholding and Employment Taxes: If and to the extent authorized and approved by the Committee in its sole discretion, a Participant may elect, by means of a form of election to be prescribed by the Committee, to have Shares which are acquired withheld by the Company or tender other Shares owned by the Participant to the Company at the time the amount of such taxes is determined, in order to pay the amount of such tax obligations, subject to such limitations as the Committee determines are necessary or appropriate to comply with Rule 16b-3 in the case of Participants who are subject to Section 16(b).


6.      RESTRICTED SHARES

        Restricted Shares shall be subject to the following terms and conditions:


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        6.1    GRANT.  The Committee may substitute or grant one or more Awards of Restricted Shares to any Participants. Each Award of Restricted Shares shall specify the number of Shares including the conditions of release or lapse of such restrictions. Unless the Committee provides otherwise, the restrictions shall not lapse earlier than three months after the date of the Award. Pending the lapse of restrictions, Share certificates evidencing Restricted Shares shall bear a legend referring to the restrictions and shall be held by the Company. Prior to the issuance of any Restricted Shares, the Participant receiving such Restricted Shares shall pay to the Company an amount of cash equal to, at a minimum, the par value per Restricted Share multiplied by the number of Restricted Shares to be issued. Upon the issuance of Restricted Shares, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require to enforce the restrictions.

        6.2 RESTRICTIONS. Except as specifically provided elsewhere in the Plan or the Deferred Compensation Agreement, Award Agreement regarding Restricted Shares, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed. The lapse of such restrictions may be in installments or accelerated, and/or such restrictions may be waived, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

        6.3 DIVIDENDS. Unless otherwise determined by the Committee, cash dividends with respect to Restricted Shares shall be paid to the recipient of the Award of Restricted Shares on the normal dividend payment dates, and dividends payable in Shares shall be paid in the form of Restricted Shares having the same terms as the Restricted Shares upon which such dividend is paid. Each Award Agreement for Awards of Restricted Shares, or if relevant the Deferred Compensation Agreement, shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any cash dividends paid with respect to any Restricted Shares which are subsequently forfeited.

        6.4 FORFEITURE OF RESTRICTED SHARES. Except to the extent otherwise provided in the governing Award Agreement, or if relevant the Deferred Compensation Agreement, when a Participant's Employment Termination occurs, the Participant shall forfeit all Restricted Shares still subject to restriction.


7.      BONUS COMPENSATION

        The Committee shall have discretion with respect to the determination of bonus compensation for key employees. Recommendations for bonus Awards shall be made to the Committee by the person discharging the duties of chief executive officer of the Company under such procedure as may from time to time be prescribed by the Committee.

        Each Award shall be paid in annual installments of 20% of such Award, the first such installment at the time of award, and the remaining installments in March of each succeeding



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year (until the full amount of the award is paid) if earned out by the beneficiary by continuing service with the Company, at the rate of 1/12th of the amount of the first installment for each complete month of service beginning with March of the year of the determination.


8.      SECURITY LAWS

        Nothing in this Plan or in any Award, Award Agreement, or Deferred Compensation Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of the Securities Act, any other law or the rules of any applicable securities exchange or securities association then in effect. As a condition to the grant or exercise of an Award, the Company may require the Participant (or, in the event of the Participant's death, the Participant's legal representatives, heirs, legates or distributes) to provide written representations concerning the Participant's (or such other person's) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant, exercise or disposition will not violate the Securities Act, and other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.


9.      AMENDMENT, SUSPENSION AND TERMINATION OF PLAN

        The Board may at any time amend, suspend or discontinue this Plan without shareholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Participant under any Award previously granted, without the Participant's consent, except to conform this Plan and Awards granted to the requirements of federal or other tax laws including without limitation Section 422 of the Code and/or ERISA, or to the requirements of Rule 16b-3. The Board may choose to require that the Company's shareholders approve any amendment to this Plan in order to satisfy the requirements of
Section 422 of the Code, Rule 16b-3 or for any other reason.


10.     SEVERABILITY

        If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of the Plan, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision.


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11.     EFFECTIVE DATE

        This Plan was originally adopted by the Board of Directors on October 14, 1997. It was approved in that form by the holders of the Company's voting shares on October 14, 1997 (the earlier of which is the "Effective Date").


        I hereby certify that the foregoing is a full, true and correct copy of the Key Employee Deferred Compensation Plan of The WMF Group, Ltd., a Delaware Corporation, as in effect on the date hereof.

        Witness my hand and the seal of the Corporation.


Dated:  October 14, 1997                    /s/ BARBARA EKSTROM
        -------------------------           --------------------------------
                                            Barbara Ekstrom, Secretary

        (SEAL)





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